Exhibit 32.2
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Guardian Zone Technologies, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the period presented in the Form 10-Q.

Dated: May 20, 2008	/s/ Donald Klins
Donald Klins
Chief Financial Officer

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-Q or as a separate disclosure document.